      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1996
                                                REGISTRATION NO. 333- __________
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- -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ---------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      INTELLIQUEST INFORMATION GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                                  ---------------

       DELAWARE                                       74-2671492
       --------                                       -----------
(State of incorporation)                  (I.R.S. Employer Identification No.)

                       1250 Capital of Texas Highway South
                             Building Two, Plaza One
                              Austin, Texas  78746
                    (Address of principal executive offices)

                          PIPELINE COMMUNICATIONS, INC.
                        1994 INCENTIVE STOCK OPTION PLAN
                    ADDITIONAL OPTIONS AND WARRANTS ISSUED TO
            EMPLOYEES AND CONSULTANTS OF PIPELINE COMMUNICATIONS, INC.

                            (Full title of the Plans)
                                 --------------

                                JAMES SCHELLHASE
                             Chief Operating Officer
                      INTELLIQUEST INFORMATION GROUP, INC.
                       1250 Capital of Texas Highway South
                             Building Two, Plaza One
                              Austin, Texas  78746
                                 (512) 329-0808
(Name, address, and telephone number, including area code, of agent for service)

                                  ---------------

                                   Copies to:
                              ALLEN L. MORGAN, ESQ.
                            CHRISTOPHER F. BOYD, ESQ.
                          CHRISTOPHER J. YOUNGER, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

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


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- ---------------------------------------------------------------------------------------------------------------------

                                                   CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------
                                                                        Proposed        Proposed
                     Title of                                           Maximum          Maximum
                    Securities                        Amount            Offering        Aggregate       Amount of
                      to be                            to be           Price Per        Offering       Registration
                    Registered                      Registered           Share            Price            Fee
- ---------------------------------------------------------------------------------------------------------------------
Pipeline Communications, Inc.
     1994 Incentive Stock Option Plan,
     Common Stock, $0.001 par value                    29,273                 $11.32    $331,371(1)              --

Additional Options and Warrants Issued to
     Employees and Consultants of Pipeline
     Communications, Inc.,
     Common Stock, $0.001 par value                    17,701                 $ 8.73    $154,530(2)              --

- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------
     TOTAL                                             46,974                  --       $485,901               $168
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

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price per share of $11.32 as to outstanding options to purchase 29,273 shares of Common Stock under the Pipeline Communications, Inc. 1994 Incentive Stock Option Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price per share of $8.73 as to outstanding options and warrants to purchase 17,701 shares of Common Stock issued to employees and consultants of Pipeline Communications, Inc.

                         INTELLIQUEST INFORMATION GROUP
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The audited financial statements for the Registrant's fiscal year ended December 31, 1995 contained in the Prospectus filed pursuant to Rule 424(b)(3) under the Securities Act on March 22, 1996.

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on February 2, 1996, and as amended on March 22, 1996.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant shall indemnity its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

     The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceedings, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or other company or enterprise to which the person provides services at the request of the Registrant. The Registrant also maintains insurance for the benefit of its directors and executive officers insuring such persons against certain liabilities, including liabilities under the securities laws.

     In addition, the Underwriting Agreement dated March 22, 1996 among the Registrant, the underwriters for the Registrant's initial public offering, and certain stockholders provides for cross-indemnification among the Registrant, the underwriters and those stockholders with respect to certain matters, including matters arising under the Securities Act.

     See also the undertakings set out in response to Item 9 herein.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.  EXHIBITS.


         Exhibit
         Number                              Description
        ---------   -----------------------------------------------------------
          4.1       Pipeline Communications, Inc. 1994 Incentive Stock Option
                    Plan, with Exhibit
          4.2       Form of Pipeline Communications, Inc. Warrant Agreement
          4.3       Form of Pipeline Communications, Inc. Option Agreement
          5.1       Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C. as to
                    legality of securities being registered.
         23.1       Consent of Wilson, Sonsini, Goodrich & Rosati, P.C.
                    (contained in Exhibit 5.1).
         23.2       Consent of Price Waterhouse LLP, Independent Accountants.
         24.1       Power of Attorney (see page II-4).


Item 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 29th day of July, 1996.

                              INTELLIQUEST INFORMATION GROUP, INC.


                              By:  /S/JAMES SCHELLHASE
                                   ------------------------------------------
                                   James Schellhase
                                   CHIEF OPERATING OFFICER,
                                        CHIEF FINANCIAL OFFICER AND DIRECTOR

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, James Schellhase and Peter Zandan, and each one of them, individually and without the other, his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                         Title                      Date
- ------------------------      --------------------------------    -------------

/s/ PETER ZANDAN              Chairman of the Board and Chief     July 29, 1996
- ------------------------      Executive Officer (Principal
    Peter Zandan              Executive Officer)


/s/ JAMES SCHELLHASE          Chief Operating Officer, Chief      July 29, 1996
- ------------------------      Financial Officer and Director
    James Schellhase          (Principal Finance and
                              Accounting Officer)


/s/ BRIAN SHARPLES            President and Director              July 29, 1996
- ------------------------
    Brian Sharples


/s/ WILLIAM WOOD              Director                            July 29, 1996
- ------------------------
   William Wood


/s/ JOHN THORNTON             Director                            July 29, 1996
- ------------------------
    John Thornton

                                INDEX TO EXHIBITS


         Exhibit
         Number             Description
         --------   ---------------------------------------------------------
          4.1       Pipeline Communications, Inc. 1994 Incentive Stock Option
                    Plan, with Exhibit
          4.2       Form of Pipeline Communications, Inc. Warrant Agreement
          4.3       Form of Pipeline Communications, Inc. Option Agreement
          5.1       Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C. as to
                    legality of securities being registered.
         23.1       Consent of Wilson, Sonsini, Goodrich & Rosati, P.C.
                    (contained in Exhibit 5.1).
         23.2       Consent of Price Waterhouse LLP, Independent Accountants.
         24.1       Power of Attorney (see page II-4).